UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)		January 30, 2015

SELECTIVE INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	001-33067	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey		07890
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(973) 948-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 29, 2015, the Board of Directors of Selective Insurance Group, Inc. (the “Company”) approved certain primarily administrative amendments to the Company’s By-Laws Effective December 3, 2010 (the “Original By-Laws”).  The Original By-Laws, as amended (the “Amended By-Laws”), clarifies certain respective duties of the Chairman of the Board of Directors, the Lead Independent Director, the Chief Executive Officer, the President, the Chief Financial Officer, Treasurer, and any Vice President.  In addition, the Amended By-Laws clarifies the quorum provisions for stockholder meetings, and that each stockholder shall have one vote for each share held by him or her, except as set forth in the Company’s Amended and Restated Certificate of Incorporation (the “Charter”).  The Amended By-Laws also mandate that the Board annually elect from its members an independent Salary and Employee Benefits Committee and an independent Corporate Governance and Nominating Committee and sets forth certain governance provisions for each such committee.  Certain exculpation provisions of directors and officers were removed from the Amended By-Laws, as such provisions are contained in the Charter and not required to be included in the Amended By-Laws.

The above description of the amendments is not complete and is qualified by reference to the Amended By-Laws, a marked copy of which is filed as Exhibit 3.2 to this report and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

3.2	By-Laws of Selective Insurance Group, Inc., effective January 29, 2015, marked to show revisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date: January 30, 2015	By:	/s/ Michael H. Lanza
Michael H. Lanza
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.2	By-Laws of Selective Insurance Group, Inc., effective January 29, 2015, marked to show revisions.